UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 28, 2016

IMS Health Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

83 Wooster Heights Road

Danbury, CT 06810

(Address of principal executive offices, including zip code)

(203) 448-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2016, IMS Health Incorporated (the “Issuer”), a wholly-owned subsidiary of IMS Health Holdings, Inc. (“IMS Health”), completed the issuance and sale of $1,750 million equivalent in gross proceeds of the Issuer’s Senior Notes consisting of (i) $1,050 million of 5.000% Senior Notes due 2026 (the “Dollar Notes”) and (ii) €625 million of 3.500% Senior Notes due 2024 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”). The Notes were issued pursuant to an Indenture, dated September 28, 2016, among the Issuer, U.S. Bank National Association, as trustee of the Notes, certain subsidiaries of the Issuer as guarantors, and following the proposed “merger of equals” business combination (the “Merger”) between Quintiles Transnational Holdings Inc. (“Quintiles”) and IMS Health, certain domestic wholly-owned subsidiaries of Quintiles Transnational Corp., a direct subsidiary of Quintiles.

The Notes are unsecured obligations of the Issuer. The Dollar Notes will mature on October 15, 2026 and will bear interest at the rate of 5.000% per year, with interest payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2017. The Euro Notes will mature on October 15, 2024 and will bear interest at the rate of 3.500% per year, with interest payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2017. The Issuer may redeem the Dollar Notes and the Euro Notes, either together or separately, prior to their final stated maturity, subject to a customary make-whole premium, at any time prior to October 15, 2021 with respect to the Dollar Notes and October 15, 2019 with respect to the Euro Notes (in each case subject to a customary “equity claw” redemption right) and thereafter subject to annually declining redemption premiums at any time prior to October 15, 2024 with respect to the Dollar Notes and October 15, 2021 with respect to the Euro Notes.

The Notes are subject to a special mandatory redemption if (i) the closing of the Merger has not occurred prior to 11:59 p.m. (New York City time) on the date that is five business days following March 31, 2017 (the “Cut Off Time”), (ii) IMS Health, prior to the Cut Off Time, either terminates the Agreement and Plan of Merger, dated as of May 3, 2016, between Quintiles and IMS Health (the “Merger Agreement”) or abandons the Merger or (iii) Quintiles, prior to the Cut Off Time, either terminates the Merger Agreement or abandons the Merger and, in the case of clause (ii) or (iii), such termination or abandonment continues for a period of 30 consecutive days. The special mandatory redemption price is equal to 100% of the aggregate initial offering price of the Notes outstanding on such date plus accrued and unpaid interest to, but not including, the special mandatory redemption date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Holdings, Inc.

By:	/s/ Ronald E. Bruehlman
Name:	Ronald E. Bruehlman
Title:	Senior Vice President and Chief Financial Officer

Date: September 28, 2016